Exhibit 10.31

ASSIGNMENT, ASSUMPTION AND STOCK ACQUISITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND STOCK ACQUISITION AGREEMENT (this “Agreement”) is made as of February 24, 2010 (the “Agreement Date”), by and between Colby Pharmaceutical Company, having its principal place of business at 1095 Colby Avenue, Suite C, Menlo Park, California  94025 (“Assignor” or “Colby”), and Adamis Pharmaceuticals Corporation, having its principal place of business at 2658 Del Mar Heights Road, #555, Del Mar, California  92014 (“Assignee” or “Adamis”).  Each of Assignor and Assignee shall be a “Party”.

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A.           WHEREAS, Assignor has entered into the following Standard Exclusive Start-Up License Agreements (each a “License Agreement”, and collectively, the “License Agreements”) with the Wisconsin Alumni Research Foundation (“WARF”):

1)
Agreement No. 06-0524, dated January 26, 2007, pertaining to licensed patents for Chroman-Derived Anti-Androgens for Treatment of Androgen-Mediated Disorders; Thompson, as amended on December 29, 2009 (“License Agreement No. 1”);

2)
Agreement No. 06-0525, dated January 26, 2007, pertaining to licensed patents for Development of N1, N4-BIS (Buta-1,3,-Dienyl) Butane-1,4- Diamine, A Prostate Targeted Anti-Oxidant for Prostate Cancer Prevention (Basu) (“License Agreement No. 2”); and

3)	Agreement No. 07-0170, dated January 2, 2008, pertaining to licensed patents for Lupeol Anti-Tumor Agent and Uses Thereof; Mukhtar (“License Agreement No. 3”).

B.           WHEREAS, Assignee is a specialty pharmaceutical company.

C.           WHEREAS, at the closing of the transactions contemplated by this Agreement, and subject to the terms and conditions of this Agreement, Assignor desires to assign, transfer and convey to Assignee all of Assignor’s right, title and interest in and to the License Agreements.

D.           WHEREAS, Assignee desires to acquire and accept the License Agreements presently held by Assignor, and assume all of the terms, obligations, covenants and conditions related to such License Agreements.

E.           WHEREAS, Assignee is a currently reporting company under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and its shares of common stock are currently traded on the Over-the-Counter Bulletin Board (the “OTCBB”).

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and value consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignment; Transfer.

1.1.           Initial Closing.  Subject to the terms and conditions contained herein, at the Initial Closing, Assignor shall assign, convey and transfer to Assignee all of Assignor’s right, title and interest in and to (i) License Agreement No. 3, together with all rights, powers, privileges and other benefits of “Licensee” (as such term is defined in the License Agreements) thereunder, to have and to hold unto Assignee, its successors and assigns, and (ii) any intellectual property or materials created or developed by Assignor pursuant to the terms of License Agreement No. 3 which directly relates to the subject matter of License Agreement No. 3.

1.2.           Subsequent Closing.  Subject to the terms and conditions contained herein, at the Subsequent Closing, Assignor shall assign, convey and transfer to Assignee all of Assignor’s right, title and interest in and to (i) License Agreement No. 1 and License Agreement No. 2, together with all rights, powers, privileges and other benefits of “Licensee” (as such term is defined in the License Agreements) thereunder, to have and to hold unto Assignee, its successors and assigns, and (ii) any intellectual property or materials created or developed by Assignor pursuant to the terms of License Agreement No. 1 and License Agreement No. 2 which directly relates to the subject matter of License Agreement No. 1 and License Agreement No. 2.

2.           Acceptance, Assumption.  Upon such assignment at a Closing, Assignee shall accept such assignment and assume all of the terms, obligations, covenants and conditions of the License Agreements herein assigned, conveyed and transferred by Assignor and all liabilities presently existing or subsequently arising under the License Agreements, including, without limitation, any payment obligations under the License Agreements.

3.           Condition Precedent.  The initial closing of the transactions contemplated by this Agreement (the “Initial Closing”) shall take place on a date determined by Assignee but no later than three (3) business days after all of Assignee’s closing conditions set forth in Section 3.2 have been satisfied or waived in writing by Assignee and all of Assignor’s closing conditions set forth in Section 3.1.1 have been satisfied or waived in writing by Assignor, at the offices of Assignee or at such other location as Assignor and Assignee may mutually agree.  The subsequent closing of the transactions contemplated by this Agreement (the “Subsequent Closing”, and together with the Initial Closing, each a “Closing”) shall take place no later than three (3) business days after all of Assignor’s closing conditions set forth in Section 3.1.2 have been satisfied or waived in writing by Assignor and all of Assignee’s closing conditions set forth in Section 3.2 have been satisfied or waived in writing by Assignee, at the offices of Assignee or at such other location as Assignor and Assignee may mutually agree.

3.1           Assignor’s Closing Conditions.

3.1.1           Initial Closing.  The obligation of Assignor to consummate the transactions contemplated hereby to be consummated at the Initial Closing shall be subject to the

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fulfillment, or written waiver by Assignor, of the following conditions:  (a) receipt by Assignor of the written consent and/or approval from WARF in a form satisfactory to Assignor; (b) execution and delivery of this Agreement by Assignee, and Assignee has not subsequently terminated or rescinded this Agreement; (c) delivery of the Initial Shares (as defined below) of common stock of Adamis, par value of $0.0001 (“Common Stock”), as provided for pursuant to Section 4; and (d) the representations and warranties of Assignee made in this Agreement shall be true and correct in all material respects on the date of consummation of the transactions contemplated hereby.

3.1.2           Subsequent Closing.  The obligation of Assignor to consummate the transactions contemplated hereby to be consummated at the Subsequent Closing shall be subject to the fulfillment, or written waiver by Assignor, of the following conditions:  (a) Assignee has not terminated or rescinded this Agreement; (b) either closure of the Merger (as defined below) or Assignee has closed on an equity financing after the Agreement Date which has raised a minimum of $2,000,000 in cash proceeds; and (c) delivery of the Additional Shares (as defined below) of Common Stock as provided for pursuant to Section 4.

3.2           Assignee’s Closing Conditions.  The obligation of Assignee to consummate the transactions contemplated hereby shall be subject to the fulfillment, or written waiver by Assignee, of the following conditions:  (a) receipt by Assignee of the written consent and/or approval from WARF in a form satisfactory to Assignee; (b) execution and delivery of this Agreement by Assignor; (c) the representations and warranties of Assignor made in this Agreement shall be true and correct in all material respects on the date of consummation of the transactions contemplated hereby; (d) Assignee shall be satisfied that the Shares may be issued in compliance with applicable federal and state securities laws; and for the Initial Closing only, (e) Assignee shall be satisfied that the sum of (i) the Initial Shares, plus (ii) all outstanding shares of Adamis plus all shares that may be issued pursuant to the exercise or conversion of all outstanding Adamis options, warrants or convertible securities before the closing date of the merger transaction (the “Merger”) between Adamis and La Jolla Pharmaceutical Company (“La Jolla”) pursuant to the Form S-4 Registration Statement (“Form S-4”) filed by La Jolla with the Securities and Exchange Commission (the “SEC”), shall not exceed the number of shares registered under the Form S-4.

4.           Consideration for Assignment.

4.1          Shares.  The consideration for the assignment provided for in Section 1 shall consist of up to Eight Million Five Hundred Thousand (8,500,000) shares of Common Stock (the “Shares”).

4.2          Initial Shares.  At the Initial Closing, Assignee will issue a total of 1,000,000 of the Shares (the “Initial Shares”) to Assignor.  Certificates representing the Initial Shares (or, if the Common Stock is delivered in uncertificated form, then a customary notice of share ownership from the transfer agent) will be delivered at the Initial Closing or within three (3) business days thereafter.

4.3          Additional Shares.  At the Subsequent Closing, Assignee will issue a total of 7,000,000 of the Shares (the “Additional Shares”) to Assignor.  Certificates representing the

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Additional Shares (or, if the Common Stock is delivered in uncertificated form, then a customary notice of share ownership from the transfer agent) will be delivered at the Subsequent Closing or within three (3) business days thereafter.  In the event that Assignee is a party to a merger transaction that is completed before the Additional Shares are issued in which the Common Stock of Assignee is converted into the right to receive shares of the surviving corporation (or its parent) in the merger, the term “Additional Shares” shall mean such number and kind of shares of stock as would be issuable in the merger with respect to the number of Additional Shares that Assignor is entitled to receive.

4.4          Holdback Shares.  A total of Five Hundred Thousand (500,000) shares of Common Stock (such shares, less any shares that are withheld to satisfy Assignor’s indemnity obligations as set forth in Section 10.2 below referred to as the “Holdback Shares”), will be issued no later than March 31, 2010 (or, if the Merger has not been completed by that date, then within ten (10) business days after the earlier to occur of the closing of the Merger or the Subsequent Closing).  In the event that Assignee is a party to a merger transaction that is completed before the Holdback Shares are issued in which the Common Stock of Assignee is converted into the right to receive shares of the surviving corporation (or its parent) in the merger, the term “Holdback Shares” shall mean such number and kind of shares of stock as would be issuable in the merger with respect to the number of Holdback Shares that Assignor is entitled to receive.  The Holdback Shares shall initially be registered in the name of, and be deposited with, a person or third party institution satisfactory to Assignee as escrow agent (the “Escrow Agent”) as nominee for Assignor pursuant to a customary escrow agreement.  As a condition of issuing the Holdback Shares to the Escrow Agent as described above, Assignor agrees to execute such a customary escrow agreement as Escrow Agent and Assignee may reasonably request.  Such shares shall be beneficially owned by Assignor.  During the period that the Holdback Shares are held by the Escrow Agent, Assignor (and any other permitted holder of Holdback Shares) will retain and will be able to exercise all voting, dispositive, and other incidents of ownership of the Holdback Shares, to the extent consistent with the terms and conditions of this Agreement.

5.           Representations and Warranties of Assignee.  Assignee hereby represents and warrants to Assignor that:

5.1.           Organization, Good Standing and Qualification.  Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Assignee is duly qualified to do business as a foreign corporation and is in good standing in California.

5.2.           Authorization.  Assignee has full power and authority and has taken all requisite action on the part of Assignee, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of this Agreement, (b) the authorization of the performance of all obligations of Assignee hereunder or thereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Shares.  This Agreement constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms.

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5.3.           Valid Issuance.  The Shares have been duly and validly authorized and, when issued pursuant to this Agreement in consideration for the assignment of the License Agreements provided for in Section 1, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth herein or imposed by applicable securities laws.

5.4.           Consents.  The execution, delivery and performance by Assignee of the Agreement and the offer and issuance of the Shares require no consent of, action by or in respect of, or filing with, any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization (all of the preceding, a “Person”), governmental body, agency, or official other than those that have been obtained, taken or made before issuance of the Initial Shares, Additional Shares or Holdback Shares (as applicable) and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which Assignee undertakes to file within the applicable time periods.

5.5.           No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Agreement by Assignee and the issuance of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) Assignee’s Certificate of Incorporation or Assignee’s Bylaws, both as in effect on the date of a Closing (true and complete copies of which have been made available to Assignor through the EDGAR system), or (b)(i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Assignee any of its respective assets or properties, or (ii) any agreement or instrument to which Assignee is a party or by which Assignee is bound or to which any of their respective assets or properties is subject.

5.6.           No Directed Selling Efforts or General Solicitation.  Neither Assignee, nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D (“Regulation D”), as promulgated by the SEC under the Securities Act of 1933, as amended (the “1933 Act”)) in connection with the offer or issuance of the Shares.

5.7.           No Integrated Offering.  Neither Assignee, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of Assignee or solicited any offers to buy any security, under circumstances that would adversely affect reliance by Assignee on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby, or would require registration of the Shares under the 1933 Act.

5.8.           Private Placement.  Assuming the accuracy of the representations provided by Assignor in Section 6, the offer and issuance of the Shares to Assignor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

6.           Representations and Warranties of Assignor.  Assignor hereby represents and warrants to Assignee that:

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6.1.           Legal Power.  Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Assignor is duly qualified to do business as a foreign corporation and is in good standing in California.  Assignor has the requisite corporate power and is authorized to enter into this Agreement, to acquire the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

6.2.           Authorization.  Assignor has full power and authority and has taken all require action on the part of Assignor, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of this Agreement, and (b) the authorization of the performance of all obligations of Assignor hereunder or thereunder.  This Agreement constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

6.3.           Acquisition for Own Account.  Without prejudice to Assignor’s right at all times to sell or otherwise dispose of all or any of part of the Shares in compliance with applicable federal and state securities laws and with the terms of this Agreement, Assignor is acquiring the Shares for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the 1933 Act.  Nothing contained herein shall be deemed a representation or warranty by Assignor to hold the Shares for any period of time, and notwithstanding the above, Assignor may transfer any portion of the Shares to its stockholders or creditors, provided that Assignee is satisfied that any such any such transfer complies with applicable federal and state securities laws, and that any such transferee executes such documents (including investment representations, warranties and covenants) as may be reasonably acceptable to Assignee (including representations, warranties and covenants similar to those made by Assignor herein) regarding compliance with federal and state securities laws and the restrictions contained in this Agreement on transfers of any transferred Shares, and, in the case of a proposed transfer to a stockholder, Assignor provides Assignee with such assurances as Assignee may reasonably request regarding acknowledgements, consents or approvals from creditors to any such proposed transfer.

6.4.           Investment Experience.  Assignor has a preexisting personal or business relationship with the Assignee or one or more of its officers or directors, acknowledges that it can bear the economic risk and complete loss of its investment in the Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

6.5.           Restricted Securities.  Assignor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Assignee in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

6.6.           Legends.  It is understood that, except as provided below, the certificates evidencing the Shares may bear the following or any similar legend:

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(a)           “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)           If required by the authorities of any state in connection with the issuance of the Shares, the legend required by such state authority.

(c)           Any other restrictive legend that Assignee may reasonably require.

6.7.           Accredited Investor.  Assignor is an accredited investor as defined in Rule 501(a) of Regulation D.

6.8.           No General Solicitation.  Assignor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

6.9.           Prohibited Transactions.  Since the earlier of (a) such time as Assignor was first contacted by Assignee or any other Person acting on behalf of Assignee regarding the transactions contemplated hereby, or (b) thirty (30) days prior to the date hereof, neither Assignor nor any affiliate of Assignor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Assignor’s investments or trading or information concerning Assignor’s investments, including in respect of the Shares, or (z) is subject to Assignor’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”), or has otherwise engaged in any purchase, sale of, or other trading activity relating to, the common stock of Assignee.  Prior to the earliest to occur of (i) the termination of this Agreement, or (ii) the effective date of any registration statement under the 1933 Act registering the Shares (or successor securities to the Shares), Assignor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

6.10.           Creditors.  As of the Agreement Date, Assignor has liabilities to creditors which are not otherwise stockholders of Assignor of $146,879, of which there are liabilities of $46,433 not including liabilities owed to service providers of Assignor.

6.11.           License Agreements.  Assignor has not assigned, transferred or otherwise granted to any other Person any interest in any right under the License Agreements.  Assignor is not and, to Assignor’s knowledge WARF is not, in noncompliance with or breach of any provision of the License Agreements.  As of the Agreement Date and the date of consummation of the assignments contemplated by this Agreement, Assignor does not have, and will not have, any obligations or liabilities (payment or otherwise) under the License Agreements that are

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required to have been performed or satisfied before the date of a Closing that have not been so fully performed or satisfied, and Assignor does not and will not (as of the date of consummation of the assignments contemplated by this Agreement) owe WARF any amounts with respect to any periods before the date of a Closing.

6.12.           Consents.  Except for the consent of WARF which is to be delivered to Assignee as a closing condition of Assignee as set forth in Section 3.2, the execution, delivery and performance by Assignor of the Agreement require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

6.13.           No Conflict, Breach, Violation or Default.  Except for the consent of WARF which is to be delivered to Assignee as a closing condition of Assignee as set forth in Section 3.2, the execution, delivery and performance of the Agreement by Assignor and the transfer and assignment of the License Agreements will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) Assignor’s Certificate of Incorporation or Assignor’s Bylaws, both as in effect on the date of a Closing, or (b)(i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Assignor any of its respective assets or properties, or (ii) any agreement or instrument to which Assignor is a party or by which Assignor is bound or to which any of its assets or properties is subject.

7.           Covenants and Agreements.

7.1.           Cooperation; WARF Consent.  Assignor and Assignee agree to use commercially reasonable efforts to obtain written consents and/or approvals from WARF to the transactions contemplated by this Agreement, in form and substance satisfactory to Assignor and Assignee.

7.2.           Approvals.  Prior to issuing the Shares to Assignor, Assignee shall obtain any material consents, registrations or qualifications that are required to be obtained under federal or state securities laws before the issuance of the Shares.

7.3.           Current Public Information.  With a view to making available to Assignor (and for purposes of this Section 7.3 and Section 7.4, the term “Assignor” shall include its successors and assigns) the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Assignor to sell securities of Assignee to the public without registration, Assignee (and for purposes of this Section 7.3 and Section 7.4, the term “Assignee” shall include its successors and assigns) shall:

(a)           use all commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times, and

(b)           furnish to Assignor, so long as Assignor owns any Shares (including successor securities to the Shares in the event of a merger transaction in which the Common Stock of Assignee is converted into the right to receive shares of the surviving corporation (or its parent) in the merger), upon request (A) to the extent accurate, a written statement by Assignee that it has complied with the reporting requirements of Rule 144, (B) a

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copy of the most recent annual or quarterly report of Assignee and such other reports and documents so filed by Assignee, and (C) such other information as may be reasonably requested in availing Assignor of any rule or regulation of the SEC that permits the selling of any such securities without registration.

7.4.           Removal of Legends.  In connection with the Merger, the transfer agent for the successor common stock will be instructed to remove any restrictive legends applicable to the Initial Shares and to issue new shares for such successor common stock to the Initial Shares without such legends, provided that Assignee is reasonably satisfied that the legends may be removed in compliance with applicable federal and state securities laws and regulations.  In connection with any proposed sale or disposition of the Shares by Assignor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act, and provided that Assignor provides such written representations and materials as Assignee may request, which may without limitation include a Rule 144 seller’s representation letter, a Rule 144 broker’s representation letter and, if Assignee requests, an opinion of counsel to Assignor (reasonably satisfactory to Assignee) in form and substance satisfactory to Assignee to the effect that the proposed transaction complies with Rule 144 and/or applicable federal and state securities law requirements, Assignee will instruct its transfer agent for the common stock to remove any restrictive legends applicable to the Shares relating to Rule144 and to issue new shares without such legends in connection with the sale of such Shares.  In addition, after the one-year holding period of Rule 144 has been satisfied, provided that Assignor deliver to Assignee such written representations and materials as Assignee may request, which may without limitation include an opinion of counsel to Assignor (reasonably satisfactory to Assignee) in form and substance satisfactory to Assignee to the effect that Assignor is not an affiliate of Assignee under Rule 144, Assignee will, upon Assignor’s written request, instruct its transfer agent for the common stock to remove any restrictive legends applicable to the Shares and re-issue the Shares without restrictive legends.  For the purposes of this Section 7.4, in the event Assignee is a party to a merger transaction in which the Common Stock of Assignee is converted into the right to receive shares of the surviving corporation (or its parent) in the merger, the term “Shares” shall mean the successor securities as are issuable in the merger.

7.5.           Registration of the Additional Shares and the Holdback Shares.  Adamis will use good faith efforts to (a) seek to file a resale registration statement (on Form S-1 or other applicable form) within thirty (30) days of (i) completion of the filing with the SEC of all annual, periodic or current reports containing financial statements required to be included in the resale registration statement and (ii) the availability of all other information required to be included in the registration statement, which resale registration statement includes the Additional Shares and the Holdback Shares (including successor securities to such Additional Shares and Holdback Shares in the event of a merger transaction in which the Common Stock of Assignee is converted into the right to receive shares of the surviving corporation (or its parent) in the merger) (the “Registrable Securities”) as well as any other shares of Adamis or its successor or assign which would have a right to be included, including the shares issuable upon conversion of Adamis’ outstanding 10% Senior Secured Convertible Notes dated January 11, 2010 (the “Senior Notes”); and (b) seek to obtain such consents and approvals as may be required under its agreements with third parties (including, without limitation, under its agreements relating to the Senior Notes) to enable the filing of such resale registration statement which includes the Additional Shares and the Holdback Shares.  The Assignor understands that such third parties

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may withhold their consent and approval to the inclusion of the Additional Shares and the Holdback Shares in a resale registration statement, and agrees that it bears such risk.  The Assignor and any other holder of Registrable Securities agrees to cooperate with Adamis or its successor or assign in connection with any such registration and to provide such customary information, and enter into such customary agreements, as Adamis or its successor or assign may reasonably request in connection with any such registration.  If such a registration statement is filed and declared effective by the SEC, Adamis or its successor or assign agrees to use all reasonable efforts to maintain the effectiveness of the registration statement, until such date as all holders of Registrable Securities may sell all such Registrable Securities held by such holders pursuant to SEC Rule 144.  Assignor and any other holder of Registrable Securities that are included in any such registration agree not to sell any shares pursuant to the registration statement during such time(s) as Assignee notifies Assignor or such holder that the registration statement is not current, needs to be amended or supplemented in order to be current and complete in all material respects, or that the registration statement may not be used because of the existence of material nonpublic information.

8.           NO WARRANTY BY ASSIGNOR FOR ASSIGNMENT.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE PATENTS OR INTELLECTUAL PROPERTY RIGHTS THAT ARE THE SUBJECTS OF THE ASSIGNED LICENSE AGREEMENTS, UNLESS SUCH WARRANTIES ARE LEGALLY INCAPABLE OF EXCLUSION.  ASSIGNOR DISCLAIMS ALL SUCH WARRANTIES AND CONDITIONS, WHETHER ORAL OR WRITTEN, EXPRESS, OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, AND THOSE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, REGARDING THE PATENTS OR INTELLECTUAL PROPERTY RIGHTS THAT ARE THE SUBJECTS OF THE LICENSE AGREEMENTS.

9.           Survival.  The representations, warranties, covenants (except those set forth in Sections 7.3, 7.4 and 7.5 which shall continue) and agreements contained in this Agreement shall survive the entry into this Agreement and the consummation of the transactions contemplated by this Agreement and shall continue until the expiration of the Holdback Period.

10.           Indemnification.  As used in this Article 10, the term “Indemnified Party” means anyone entitled to indemnification, and the term “Indemnifying Party” means anyone being indemnified.

10.1.           Indemnification by Assignee.  Assignee shall defend, indemnify and hold Assignor, any present or future officer, director, employee, affiliate, stockholder or agent of Assignor and its or their respective successors and assigns, harmless from any and all Losses (as defined below) arising out of or relating to (i) any failure by Assignee to perform its obligations contained in this Agreement in any material respect, and (ii) claims asserted by a third party against Assignor based on any breach by Assignee of the provisions of the License Agreements, but only to the extent based on the conduct of Assignee after the effectiveness of the assignments contemplated by this Agreement.  “Losses” will mean and include any and all liability, loss, damage, expense, cost, fine, fee, penalty, obligation, injury or amounts paid in settlement,

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including, without limitation, those resulting from any and all claims, actions, suits, demands, assessments, investigations, judgments, orders, awards, arbitrations, settlements or other proceedings, together with costs and expenses, including attorneys’ and experts’ fees, court costs, arbitration costs, filing fees and other legal costs and expenses relating thereto.

10.2.           Indemnification by Assignor.  Assignor shall defend, indemnify and hold Assignee, any present or future officer, director, employee, affiliate, stockholder or agent of Assignee and its or their respective successors and assigns, harmless from, all Losses arising out of, resulting from, caused by or attributable to:

(a)           The License Agreements to the extent relating to the acts or omissions of Assignor before the effectiveness of the assignments contemplated by this Agreement;

(b)           the failure of any representation or warranty of Assignor contained in this Agreement, to be true and correct as of the Agreement Date or as of the date of a Closing;

(c)           any failure by Assignor to perform its obligations contained in this Agreement in any material respect;

(d)           any other obligations or liabilities of Assignor not expressly assumed by Assignee pursuant to the License Agreements;

(e)           any liability for (or any liability applicable to any Indemnified Party as a result of) noncompliance with any bulk sales, bulk transfer or bulk sales, creditors’ rights, fraudulent conveyance or similar laws applicable to the transactions contemplated by this Agreement (or any transfer of Shares by Assignor) or any claim asserting that any transactions contemplated by this Agreement (or any transfer of Shares by Assignor) constitutes a fraudulent conveyance or any similar claim;

(f)           any taxes resulting from the transfer of the License Agreements contemplated herein;

(g)           the failure of the License Agreements and any other intellectual property or assets assigned to Assignee hereunder to be free and clear of all liens, third party claims, security interests, or other encumbrances; or

(h)           any violation of any insolvency, creditors’ rights, fraudulent transfer or fraudulent conveyance laws, statutes, rules or regulations applicable to Assignor.

10.3.           Limitations on Indemnification.

10.3.1.                      Basket.  Each Indemnifying Party shall have no liability to indemnify any Indemnified Party for Losses under this Article 10, unless and until the aggregate Losses for which one or more Indemnified Parties seeks indemnification hereunder exceeds an aggregate of Twenty Five Thousand Dollars ($25,000) (the “Basket”), in which event an Indemnifying Party shall be liable to indemnify the Indemnified Parties for all Losses including the first $25,000 of Losses.

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10.3.2.                      Limitation.  The maximum amount of Losses for which an Indemnifying Party shall be liable pursuant to Article 10 shall be the Holdback Shares (and, where Assignee is the Indemnifying Party, the value of the Holdback Shares at the date of the Initial Closing based on the closing market price of the common Stock on such date).

10.3.3.                      Exceptions to Limitation.  Notwithstanding anything to the contrary elsewhere herein, there shall be no limitation or Basket on the timing or amount of the Indemnifying Parties’ liability with respect to, and any Indemnified Party shall be entitled to recover any and all Losses arising out of, resulting from, caused by or attributable to fraud or willful misconduct on the part of any Indemnifying Party.

10.4.           Distribution Upon Termination of Holdback Period.  As used herein, the term “Holdback Period” shall mean the date that is the earlier to occur of (i) six (6) months after the date of the Initial Closing, or (ii) such earlier date as Assignee may in its discretion determine by means of written notice delivered to Assignor.  Within ten (10) business days following the expiration of the Holdback Period, Assignee shall deliver (or shall cause the Escrow Agent to deliver) to the Assignor all of the Holdback Shares that have not already been used to satisfy claims for indemnification hereunder, in excess of any amount of such Holdback Shares that Assignee reasonably determines may be necessary to satisfy any then unsatisfied, unresolved or contested claims for Losses specified in any Notice of Claim delivered by Assignee to the Assignor before the end of the Holdback Period.  As soon as all such claims have been finally resolved, Assignee shall deliver (or shall cause the Escrow Agent to deliver) to the Assignor all remaining shares representing the Holdback Shares not applied to the satisfaction of such claims.  The number of shares of Assignee Common Stock used in satisfaction of any indemnification obligations under Section 10.2 shall be determined based on the average closing price of Adamis’ Common Stock on the principal market or exchange on which the Common Stock is then traded as of the close of the trading day on which such shares are forfeited to satisfy such indemnity obligations.

10.5.           Notice of Claim.  As used herein, “Claim” means a claim for indemnification of an Indemnified Party for Losses under this Article 10.  An Indemnified Party shall give a written notice of a Claim executed by an officer of such Indemnified Party (if an entity) or the Indemnified Party (if an individual) (a “Notice of Claim”), whether for its own Losses or for Losses incurred by any other Indemnified Person.  Any Notice of Claim shall be delivered to the Indemnifying Party (and, if there is an Escrow Agent, to the Escrow Agent).  An Indemnified Party may give a Notice of Claim at any time any Indemnified Person suffers Losses or is subject to a claim, demand, suit, action, cause of action or other dispute that may give rise to a Claim.  If an Indemnified Party delivers a Notice of Claim on its own behalf or is requested to deliver a Notice of Claim on behalf of any other Indemnified Person, it will do so reasonably promptly after it becomes aware of the existence of any claim by an Indemnified Party for indemnity from the Indemnifying Parties under this Article 10, but a delay in delivering a Notice of Claim shall not reduce the obligations of the Indemnifying Parties under this Article 10.

10.6.           Third-Party Claims.

10.6.1.                      The Indemnified Parties shall defend any claim, demand, suit, action, arbitration, investigation, inquiry or proceedings brought by a third party against an Indemnified Party (a “Third-Party Claim”) with counsel selected by the Indemnified Party reasonably satisfactory to the Indemnifying Party, and the costs and expenses incurred by the Indemnified Parties in connection with such defense (including, but not limited to, attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be included in the Losses for which the Indemnified Parties may seek indemnity pursuant to a Claim made by any Indemnified Party hereunder.  The Indemnified Party shall not compromise or settle an indemnifiable Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

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10.6.2.                      The Indemnifying Party shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Indemnifying Party does not affect any privilege relating to the Indemnified Parties, and subject to the preceding clause the Indemnifying Party may participate in settlement negotiations with respect to the Third-Party Claim.

10.7.           Contents of Notice of Claim.  Each Notice of Claim by an Indemnified Party will contain the following information:

(a)           that the Indemnified Party has incurred, paid or accrued or, in good faith, believes it will have to incur, pay or accrue, Losses in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Indemnified Party based on alleged facts, which if true, would give rise to liability for Losses to such Indemnified Party under this Article 10); and

(b)           a brief description, in reasonable detail (to the extent reasonably available to the Indemnified Party), of the facts, circumstances or events giving rise to the alleged Losses based on the Indemnified Party’s good faith belief thereof, including the identity and address of any third-party claimant and copies of any formal demand or complaint, the amount of Losses, the date each such item was incurred, paid or accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

10.8.           Resolution of Notice of Claim.  Any Notice of Claim delivered by Assignee will be resolved as follows:

10.8.1.                      Uncontested Claims.  In the event that, within twenty (20) calendar days after a Notice of Claim is delivered to the Indemnifying Party, the Indemnifying Party does not contest such Notice of Claim in writing to the Indemnified Parties as provided below, the Indemnifying Party will be conclusively deemed to have consented to the recovery by the Indemnified Parties of the full amount of Losses specified in the Notice of Claim in accordance with this Article 10, including, if applicable, the forfeiture of a portion of the Holdback Shares equal to the amount of Losses, and, without further notice, to have stipulated to the entry of a final judgment for damages against the Indemnifying Party for such amount in any court having jurisdiction over the matter where venue is proper.

10.8.2.                      Contested Claims.  In the event that the Indemnifying Party delivers to the Indemnified Parties a written notice contesting all or any portion of a Notice of Claim (a “Contested Claim”) within the 20-day period specified above, then such Contested Claim will be resolved by either (i) a written settlement agreement executed by the Indemnified Parties and the Indemnifying Party or (ii) in the absence of such a written settlement agreement, by arbitration as described below.

10.8.3.                      Arbitration of Contested Claims.  Each of Assignor and Assignee, agree that any Contested Claim will be submitted to mandatory, final and binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association (the “AAA”), and that any such arbitration will be conducted in San Mateo County, California if brought by Assignee and in San Diego County, California if brought by Assignor.  Either Assignee or Assignor may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with AAA and giving a copy of such demand to the other party.  The parties will cooperate with AAA and with each other in promptly selecting an arbitrator from AAA’s panel of neutral arbitrators, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement.  The parties covenant that they will participate in the arbitration in good faith, and that they will bear the expense of deposits and advances required by the arbitrator in equal proportions (but either party may advance such amounts, subject to recovery as an addition or offset to any award) and shall each pay one-half of all costs, fees and expenses of the arbitrator and any related

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administrative fee of the arbitration proceedings.  The provisions of this Section may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.  Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

(i)       Burden of Proof.  Except as may be otherwise expressly provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

(ii)       Award.  Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the “Final Award”) and will deliver such documents to the Representative and Assignee, together with a signed copy of the Final Award.  The Final Award will constitute a conclusive determination of all issues in question, binding upon the Indemnifying Party and the Indemnified Parties, and will include an affirmative statement to such effect.

(iii)       Timing.  The Indemnified Party and the Indemnifying Parties and the arbitrator will conclude each arbitration pursuant to this Section as promptly as possible for the Contested Claim being arbitrated.

(iv)       Terms of Arbitration.  The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

(v)       Exclusive Remedy.  Following the Initial Closing, except as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any Claim made pursuant to Article 10.

11.           Miscellaneous.

11.1.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and sent to the recipient Party at the address set forth for such Party in the preamble hereof, or to such other address which either Party hereunder may designate by notice to the other given as required hereby.  Any such notice or communication shall be deemed given and delivered (a) three (3) business days after deposit in the U.S. mails by registered or certified mail, postage prepaid and return receipt requested, (b) one business day after deposit with a nationally recognized overnight delivery courier service which provides a receipt to sender, or (c) one business day after transmission by telecopier to the telecopier number designated in writing by the party to whom the notice is sent, with written confirmation of successful transmission.  A copy of any notice or communication given by telecopier shall also be sent by one of the other means specified in the preceding sentence.

11.2.           Headings.  The title of articles and the headings preceding text of paragraphs and sub-paragraphs herein are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning or construction.

11.3.           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction.  If a final non-appealable judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, each Party agrees that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or

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provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

11.4.           Amendment; Waiver.  No amendment of any provision of this Agreement shall be valid, unless the same shall be in writing and signed by Assignor and Assignee.  The waiver by either Party to this Agreement of the other’s breach of any provision, term or condition hereof shall not be held or construed (unless expressly so declared) to impair the continuing obligation of such provision, term or condition, nor, except as to the specific instance, to permit similar acts or omissions by the other.  The failure of either Party to enforce against the other, or to insist on strict performance by the other of, any provision, term or condition hereof shall not be deemed a waiver of the latter’s default with respect thereto, nor a waiver of the former’s right to enforce the same or any other provision, term or condition hereof in the future.

11.5.           Relationship of the Parties.  The Parties are independent contractors.  This Agreement shall not be construed to place the Parties in the relationship of partners, joint venturers, or agents, and neither Party shall have the power to obligate or bind the other Party in any manner whatsoever.

11.6.           Remedies Cumulative.  All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party, except as expressly provided herein.

11.7.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.8.           Governing Law; Jurisdiction.  This Agreement and the rights of the Parties hereunder shall be interpreted in accordance with the laws of the State of California, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

11.9.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.10.           Entire Agreement.  This Agreement constitutes the entire agreement between the Parties hereto with respect to the matters described herein and supersedes any prior or contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, in such regard.  No verbal statements made by anyone with respect to such matters shall be construed as a part hereof, unless incorporated herein by writing.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed and delivered by both Parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as a sealed instrument as of the date first above written.

ASSIGNOR:

COLBY PHARMACEUTICAL COMPANY

By:	/s/ David Alan Zarling, Ph.D., MBA
Name:	David Alan Zarling, Ph.D., MBA
Title:	Chief Executive Officer

ASSIGNEE:

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo, Ph.D.
Name:	Dennis J. Carlo, Ph.D.
Title:	President and Chief Executive Officer

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